UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): September 8, 2009
(September 2, 2009)
QUANTA SERVICES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)
1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
(Address of principal executive offices, including ZIP code)
(713) 629-7600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EX-2.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
Merger Agreement
     On September 2, 2009, Quanta Services, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Quanta Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“Merger Sub”), Price Gregory Services, Incorporated, a Delaware corporation (“Price Gregory”), and each of the stockholders of Price Gregory named therein, pursuant to which Price Gregory will be merged with and into Merger Sub, with Merger Sub surviving the merger and remaining a wholly owned subsidiary of the Company (the “Merger”). The Merger Agreement and the Merger have been unanimously approved by the Board of Directors of both the Company and Price Gregory. Following the signing of the Merger Agreement, the holders of Price Gregory’s common stock and preferred stock voted to adopt the Merger Agreement. Under the terms of the Merger Agreement, each share of Price Gregory’s common stock and preferred stock issued and outstanding at the effective time of the Merger (other than treasury shares and shares of Price Gregory’s common stock and preferred stock as to which the holder properly exercises appraisal rights under Delaware law) will be converted into the right to receive a pro rata portion of consideration from the Company consisting of (a) an aggregate of approximately 11.1 million shares of the Company’s common stock, par value $0.00001 per share (the "Company Common Stock”) equal in value to $250,000,000, based upon the agreed price of the Company Common Stock of $22.524 and (b) an aggregate of $100,000,000 in cash less (i) the amount of any indebtedness of Price Gregory that is paid by the Company at closing and (ii) certain transaction and severance costs of Price Gregory (the “Merger Consideration”). In addition, prior to closing, Price Gregory is authorized to pay a $40,000,000 cash dividend to the stockholders of Price Gregory and to pay all accrued and unpaid dividends on its outstanding preferred stock. To the extent that Price Gregory does not have sufficient cash to repay all of its indebtness at closing (after taking into account the dividends described above), the Company will permit certain equipment financing contracts to remain outstanding at closing and will not deduct this indebtedness from the cash portion of the Merger Consideration. If Price Gregory does not have sufficient cash on the closing date to repay its indebtedness as of the closing (other than the equipment financing contracts described above), the Company will repay the balance at closing and deduct the amount from the cash portion of the Merger Consideration.
     The parties have made customary representations, warranties and covenants in the Merger Agreement, including (i) the agreement of Price Gregory, subject to certain exceptions, to conduct its businesses in the ordinary course and not to engage in certain activities between the execution of the Merger Agreement and the consummation of the Merger or the termination of the Merger Agreement, (ii) the agreement of Price Gregory, subject to certain exceptions, to not solicit alternative transactions or enter into discussions concerning, or provide information in connection with, alternative transactions and (iii) the agreement of certain stockholders of Price Gregory, subject to certain exceptions, to not engage in, own or render services to any business engaged in any services provided by Price Gregory since January 1, 2006 for five years after closing. Completion of the Merger is conditioned upon: (1) applicable regulatory approvals, including the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino

Antitrust Improvements Act of 1976, as amended, (2) the approval of the listing of the Company Common Stock to be issued in the Merger on the New York Stock Exchange, (3) the absence of legal impediments prohibiting the transactions, and (4) other customary closing conditions.
     The Merger Agreement contains certain termination rights for both the Company and Price Gregory, including, among others, if, subject to certain exceptions, the Merger is not completed by November 1, 2009. In the event of a termination of the Merger Agreement, neither the Company nor Price Gregory will be required to pay a termination fee. However, in the event a party terminates the Merger Agreement under certain circumstances related to a breach by the other party of any of its obligations or covenants, the terminating party will be entitled to seek reimbursement for its losses arising from such breach.
     The representations and warranties that the parties have made to each other in the Merger Agreement are as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties to the Merger Agreement, the Merger Agreement is not intended to be a source of factual, business or operational information about any of the parties thereto. The representations and warranties contained in the Merger Agreement were made only for purposes of such Merger Agreement, are solely for the benefit of the parties to such Merger Agreement, and may be subject to limitations agreed between those parties, including being qualified by disclosures between those parties. The representations and warranties in the Merger Agreement may have been made to allocate risks among the parties thereto, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and securityholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
     The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Merger Agreement. The Merger Agreement is filed herewith to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company.
Item 7.01 Regulation FD Disclosure.
     On September 3, 2009, the Company issued a press release announcing its entry into a definitive agreement to acquire Price Gregory Services, Incorporated. A copy of the press release is furnished herewith as an exhibit.
     The information furnished in this Current Report under the heading “Item 7.01 Regulation FD Disclosure” including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger dated as of September 2, 2009, by and among Quanta Services, Inc., Quanta Sub, LLC, Price Gregory Services, Incorporated, and certain stockholders of Price Gregory Services, Incorporated named therein (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Press Release of Quanta Services, Inc. dated September 3, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 8, 2009

QUANTA SERVICES, INC.
By:	/s/ TANA L. POOL
	Name:	Tana L. Pool
	Title:	Vice President and General Counsel

Exhibit Index

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger dated as of September 2, 2009, by and among Quanta Services, Inc., Quanta Sub, LLC, Price Gregory Services, Incorporated, and certain stockholders of Price Gregory Services, Incorporated named therein (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Press Release of Quanta Services, Inc. dated September 3, 2009.